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                               FIRST AMENDMENT TO THE

                         EXECUTIVE EMPLOYMENT AGREEMENT OF

                                   JEFF PINKERTON

     This Amendment and Correction to the Executive Employment Agreement dated April 1, 1998, by and between Greentree Software, Inc., a New York Corporation with its principal business office in the State of Minnesota (hereinafter the "Company") and Jeff Pinkerton a Massachusetts resident (hereinafter "Executive") is made and entered into on this 14th day of April, 1998.

                                     AGREEMENT

     In consideration of the parties' mutual covenants and undertakings, the Company and the Executive agree to amend certain paragraphs of the Executive Compensation Agreement as follows:

     3.1 BASE SALARY. Subject to Section 5.7(a), during the Term and for as long thereafter as may be required by Articles 5 and 6, the Company shall pay Executive a Base Salary at an annual rate that is not less than One Hundred Fifty Thousand Dollars ($150,000.00) or such higher annual rate as may from time to time be approved by the Board, such Base Salary to be paid in substantially equal regular periodic payments in accordance with the Company's regular payroll practices. It is understood between Executive and Company that the base salary of $150,000.00 shall be payable prospectively from April 1, 1998. If Executive's Base Salary is increased from time to time during the Term, the increased amount shall become the Base Salary for the remainder of the Term and for as long thereafter as may be required by Articles 5 and 6, subject to any subsequent increases.

     4.1 OPTION GRANTS. The effective date of Option Grant shall be January 14, 1998.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Executive Employment Agreement of Jeff Pinkerton to be duly executed and delivered on the day and year first above written, but effective retroactively as of the Effective Date except as otherwise indicated.

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     COMPANY:                          GREENTREE SOFTWARE, INC.


                                       By ____________________________________
                                             Joseph D. Mooney, Sr.
                                             its Chief Executive Officer


     Company's Address:                7901 Flying Cloud Drive, Suite 150
                                       Eden Prairie, Minnesota 55344


     EXECUTIVE:                        ________________________________
                                                Jeff Pinkerton


     Executive's Address:              41 Indian Brook Road
                                       Ashland, MA 01721

     The undersigned member of the Board of the Company hereby certifies that this Agreement has been duly approved by resolutions of the Board, without the participation by the Executive who is party to this Agreement.


                                       _________________________________
                                           Brad Markowitz, Director